Business Development Agreement

                         BUSINESS DEVELOPMENT AGREEMENT

         This Business Development Agreement ("Agreement") dated this 1st day of April, 2003, is entered into by and between Shane Rodgers ("Advisors"), individuals residing in the state of California, and Accupoll Holding Corp. ("Company" or "ACCUPOLL"), a Nevada corporation. Advisors and Company may each be referred to as a "Party" and together Advisors and Company may be referred to as the "Parties".

         WHEREAS,  Company  wishes to engage  Advisors  to  complete  a thorough
evaluation   of   Company's   business    development   programs   and   provide
recommendations about various courses of action;

         WHEREAS, Company wishes to engage Advisors to perform a complete review of its current business development procedures and make recommendations; and

         WHEREAS,  after  reviewing  Company's  business goals with  management,
Advisors  are  sufficiently  confident  that  management's   objectives  can  be
achieved;

NOW THEREFORE, in consideration of the promises and covenants contained herein, the Parties hereto agree as follows:

1. RESPONSIBILITIES OF ADVISORS. Advisors agree to become management consultants to Company with respect to the evaluation of the current business development, and make recommendations as to possible ways to focus the assets and management resources to achieve long-term growth. Advisors will work with management to evaluate all strategic plans and evaluate the current capabilities of Company in view of its organization and resources. In addition, Advisors will continue in the role of business development for Company. It is understood that this program of business development may involve the Company in possible business combinations; strategic alliances, or joint venture transactions. None of the services to be provided by Advisors under this Agreement shall be in connection with the offer and sale of securities of ACCUPOLL in a capital raising transaction, nor shall such services directly or indirectly promote or maintain a market for any of ACCUPOLL securities. Advisors shall provide Company with their opinion and recommendations with respect to the most appropriate means of meeting corporate goals; however, the implementation of such recommendations shall be at the sole and exclusive option of Company.

2. ANALYSIS AND REVIEW. Advisors agree to provide the following services, and such other advisory services as may be appropriate and required to assist in Company's efforts to meet the corporate goals:

         A. Conduct summary due diligence and analysis of Company's operation and structures to ascertain the feasibility of the Program ("Recommendation"). Such analysis shall include a critical evaluation of the information and documents delivered to Advisors by Company prior to implementation of the Program, and

         B. Provide Company with a formal recommendation for implementation of the program.

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3.  PROGRAM  IMPLEMENTATION.   Upon  receipt  of  formal  approval  and  written
authorization from Company to proceed with the Program, Advisors shall:

          A. Advise Company with respect to the form and structure of the Program;
          B.   Provide an analysis of strategic alternatives;
          C.   Assist in the development of new opportunities;
          D. Assist Company wherever possible with the implementation of each of the above- enumerated steps.

4. RESPONSIBILITIES OF COMPANY. In connection with the above activities, which will be undertaken by Advisors on Company's behalf, Company shall fully cooperate with the Advisors in the fulfillment of its duties hereunder, and Company and Advisors agree to the following:

         A. RELATIONSHIP. Advisors are independent contractors of Company and will act as advisors to Company in accordance with this Agreement. Advisors acknowledge and agree that it is their responsibility to provide all employment taxes, insurance premiums and local, state and federal taxes related to this Agreement. Neither FICA (Social Security), FUTA (Federal Unemployment), nor local, state or federal income taxes will be withheld from payments to Advisors. This provision shall also apply to any employees or agents of Advisors.

         B. ACCESS TO INFORMATION. Furnish all non-privileged information and data concerning Company, any transactions or prior transactions which Advisors may request.

         C. ACCESS TO COMPANY OFFICERS AND  PROFESSIONALS.  Company will provide
Advisors   complete  access  to  Company's   officers,   directors,   employees,
accountants, counsel and other key persons.

5. TERM. The term of this Agreement shall be for a period of twelve months, commencing on the date first set forth above.

6. TRUTHFUL REPRESENTATIONS. Company represents and warrants that all information (a) made available to the Advisors, or (b) contained in any materials prepared by Company will, at all times during this engagement be true, accurate and complete in all material respects and will not contain any untrue statement of a material fact or omit to state therein any fact necessary to make the statements therein not misleading in light of the circumstances under which they are made. Company further represents that any projections provided to Advisors or contained in any materials prepared by or on behalf of Company with respect to the subject matter thereof will have been prepared in good faith and will be based on assumptions which in light of the circumstances under which they are made are in Company's determination, reasonable.

7. RESPONSIBILITY FOR REPRESENTATIONS. Company acknowledges and agrees that in rendering its services as agreed hereunder, Advisors will be using and relying on the information (and information available from public sources and other sources deemed to be reliable) without independent verification thereof and without independent appraisal of any of Company's assets. Advisors do not assume responsibility for the accuracy or completeness of the information. Any advice rendered by Advisors pursuant to this Agreement may not be disclosed publicly without Company's prior written consent.

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8.  INDEMNIFICATION  OF ADVISORS.  If in connection with the services or matters that are the subject of this Agreement Advisors become involved in any capacity in any action or legal proceeding, due to the actions, information, position, assertions, and/or affirmations put forth by Company or by Advisors at the direction of Company, or in reliance upon material or information furnished by Company, Company agrees to indemnify and hold harmless Advisors as the case may be for the reasonable legal fees of counsel, court costs and other expenses (including the costs of investigation and preparation) incurred. Company also agrees to hold harmless Advisors against any losses, claims, damages or liabilities, joint services or matters which are the subject of this Agreement; provided however that Company shall not be liable to Advisors with respect to any loss, claim, damages or liability to the extent and only to the extent that such loss, claim, damage or liability resulted from the gross negligence or willful misconduct of Advisors. The provisions of this paragraph shall survive the expiration of the period of this Agreement including any extensions thereof set forth herein.

9. IMPLEMENTATION OF PROGRAM. In the event that Company provides Program Authorization to Advisors, Company agrees, subject to its resources, to:

         A. Allocate the services of its Chief Executive Officer, Chief Financial Officer and engage such other outside professionals as required to successfully implement and complete each task associated with the Program, pursuant to Advisors' recommendation, unless modified in writing by the mutual consent of the parties, and

         B. Issue such compensation as may be suggested by Advisors so as to cause timely implementation of the Program pursuant to Advisors' recommendation, unless modified in writing by the mutual consent of the parties.

10. COMPENSATION. In consideration for the services which are to be provided by Advisors under this Agreement, Company agrees to compensate Advisors as follows:

         A. BUSINESS DEVELOPMENT, REVIEW, AND ANALYSIS. Company will retain Advisors for a period of thirteen months, and Advisors will be paid under the terms of this agreement in the form of 350,000 shares of S-8 registered common stock to be issued to Advisors at discretion of the Company. These payments will be subject to Company's right to terminate Advisors' services and this Agreement as set forth in Paragraph 16 herein below. Advisors agree that dispositions of the said common stock, if any, will be made in consultation with Company and will not be conducted in any way that may pose a threat to or destabilize the orderly public market in Company's securities.

         B. STOCK IN LIEU OF CASH COMPENSATION. Advisors will be paid in free trading ( S-8 registration ) Common Stock of ACCUPOLL. All shares will be issued according to all state and federal rules and regulations. Company shall use all reasonable and best efforts to prepare and file a Form S-8 Registration Statement covering the registration of the above-referenced shares within 3 business days of the date of the execution of this Agreement. Company will bear the full expense of the Form S-8 Registration filing.

11. EXPENSES. Upon demand, but no more than monthly, Company shall reimburse Advisors for all of their reasonable out of pocket expenses incurred in connection with the performance of their services pursuant to this Agreement. Such expenses shall include, but not be limited to travel,

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lodging,  research,  entertainment,   printing,  postage  and  similar  charges.
Advisors agree that they shall obtain authorization from Company prior to incurring any expense in excess of Two Hundred and Fifty Dollars ($250.00).

12. CONFIDENTIALITY. Except to the extent necessary to perform its obligations hereunder or to comply with any applicable law, regulation or rule, neither Party shall disclose or divulge to any third party other than the other Party's directors, officers, auditor or legal advisors, either before or after the termination of this Agreement, any document or information exchanged between the Parties during the term of this Agreement without prior written consent of the other Party, which consent shall not unreasonably withheld.

13. USE OF ADVICE AND RECOMMENDATIONS. Neither the Recommendations or any advice, whether oral or in writing, and no other material prepared for Company in connection with Advisors' services hereunder is to be used for any purpose other than the purpose for which such report, advice or material was prepared, or is to be used or referred to by Company in any public documents or otherwise publicly referred to without Advisors' written consent. Notwithstanding the foregoing, in the event that Company receives a request to disclose all or any part of the information contained in any such report, advice or material under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction, Company may disclose such information provided that Company notifies Advisors of the existence, terms and circumstances surrounding such request.

14. NON-CIRCUMVENTION. Company hereby irrevocably agrees not to circumvent, avoid or bypass Advisors, either directly or indirectly. Company will not directly use or approach Advisors' associates, contacts or introductions in order to avoid payments of fees to Advisors, or otherwise benefit, either financially or otherwise, from information supplied to it or individuals and or business entities introduced to it by Advisors with regard to any business opportunity, business combination or joint venture under discussion. The spirit of mutual trust and confidence shall be the underlying principle of this undertaking, and the Parties agree to adhere thereto.

15. TERMINATION BY ADVISORS. It is hereby agreed and understood that Advisors shall have the right to interview Company and accomplish a due diligence review with respect to Company's representations and that at Advisors' sole discretion if such interviews and due diligence demonstrate substantive and/or material discrepancies from that which was put forth by the Company then Advisors shall have the right to terminate this Agreement and be held harmless from any claims of Company for such termination as well as from any claims of third parties which may result from any such discrepancy. In the event that Advisors are unable to perform their responsibilities under this Agreement due to the failure of Company to perform its responsibilities hereunder, Advisors shall be released from their responsibilities under this Agreement and shall receive any compensation due and owing pursuant to Paragraph 10 above.

16. TERMINATION BY COMPANY. Notwithstanding Paragraph 5, Company may terminate this Agreement at any time, without cause, upon thirty (30) days' written notice to Advisors. In the event that Company terminates Advisors without cause prior to the expiration of the term set forth in Paragraph 5, Advisors shall be entitled to all compensation set forth in Paragraph 10 up and until the effective date of termination. In the event of cancellation, Company can call all unsold shares as of the date of effective cancellation, and all shares accrued during the thirty day notice period, at par.

         In the event that at time of such termination Company shall be in discussions with respect to any persons or entities introduced by Advisors, Advisors will maintain the exclusive right to conclude any transactions between Company and such persons or entities. In case of termination, regardless of when or by whom such termination may have been brought about, Advisors will receive full reimbursement for the entire amount of expenses incurred by Advisors in connection with their services pursuant to Paragraph 11 of this Agreement. Neither termination nor completion shall affect the provisions of Paragraphs 6, 7, 8, 11, 12, 13 or 14, which shall remain operative and in full force and effect for a period of two years subsequent to termination.

17. SECURITIES LAWS. The Parties to this Agreement mutually agree to comply with any and all applicable securities laws with respect to their performance under this Agreement.

18. MISCELLANEOUS PROVISIONS.

         A. NOTICES. All notices, requests, demands and other communications to be given hereunder shall be in writing and shall be deemed to have been duly given on the date of personal service or transmission by fax if such transmission is received during the normal business hours of the addressee, or on the first business day after sending the same by overnight courier service or by telegram, or on the third business day after mailing the same by first class mail, or on the day of receipt if sent by certified or registered mail, addressed as set forth below, or at such other address as any party may hereafter indicate by notice delivered as set forth herein. Notice shall be given to Advisor as follows: C/o Shane Rodgers, Suite 600, 1801 Avenue of the Stars, Los Angeles CA 90067. Notice shall be given to Company as follows:
Accupoll Holding Corp., Attn: Dennis Vadura, 30 EXECUTIVE PARK, SUITE 260, IRVINE, CA. 92614.

         B. BINDING AGREEMENT; ASSIGNMENT. This Agreement shall constitute the binding agreement of the Parties hereto, enforceable against each of them in accordance with its terms. This Agreement shall inure to the benefit of each of the Parties hereto, and their respective successors and permitted assigns.

         C. ENTIRE AGREEMENT. This Agreement constitutes the entire and final agreement and understanding between the Parties with respect to the subject matter hereof and the transactions contemplated hereby.

         D. WAIVER. No waiver of any provision of this Agreement shall be deemed to be or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

         E. HEADINGS. The headings provided herein are for convenience only and shall have no force or effect upon the construction or interpretation of any provision hereof.

         F. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         G. FURTHER DOCUMENTS AND ACTS. Each party agrees to execute such other and further documents and to perform such other and further acts as may be reasonably necessary to carry out the purposes and provisions of this Agreement.

         H. GOVERNING LAW & VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles of conflicts of laws applied thereby. The parties hereby agree that any disputes arising hereunder shall be brought before any court of competent jurisdiction sitting in the County of Los Angeles, State of California, and hereby consent to jurisdiction and venue in the County of Los Angeles, State of California.

         I. ADVICE, DRAFTING. Each party further agrees and acknowledges that this Agreement represents the respective understandings of such parties as negotiated between them, and no ambiguity or other aspect of this Agreement shall be construed against any party solely by virtue of the drafting or presentment of this Agreement. Each party has been advised to speak with a legal and an accounting professional to understand the legal and tax implications and impact of the transactions contemplated hereby, and neither party has relied upon the other, the Company or their respective counsel in connection therewith.

         J. SEVERABILITY. The provisions of this Agreement are severable, and if any one or more provisions is determined to be illegal, invalid or otherwise unenforceable, in whole or in part, by any court of competent jurisdiction, then the remaining provisions of this Agreement and any partially unenforceable provisions to the extent enforceable in the pertinent jurisdiction, shall continue in full force and effect and shall be binding and enforceable on the Parties.

         K. SURVIVAL. The representations, warranties, general covenants and indemnities contained in this Agreement shall survive the termination of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

ACCUPOLL HOLDING CORP.

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By:

ADVISORS:

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Signed By : SHANE RODGERS